UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2010
GREEN BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-14289	62-1222567

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Main Street, Greeneville, Tennessee	37743-4992

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 639-5111
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) On March 31, 2010, Green Bankshares, Inc., a Tennessee corporation (the “Company”), awarded 18,382 shares of restricted common stock to Stephen M. Rownd, the Company’s Chairman and Chief Executive Officer.
The restricted shares, which were awarded pursuant to the Green Bankshares, Inc. 2004 Long-Term Incentive Plan (the “Plan”), contain forfeiture restrictions that lapse 100% on the second anniversary of the date of grant. Unless prohibited by the requirements of the Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance, dated June 15, 2009, as amended from time to time (the “CPP Regulations”), the restricted shares vest upon the occurrence of a change in control, as defined in the Plan. In the event that Mr. Rownd’s employment by the Company terminates for any reason, all shares of restricted stock for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited. Mr. Rownd will have the right to vote the restricted shares and to receive dividends paid by the Company on shares of Company common stock, including prior to the forfeiture restrictions lapsing. Pursuant to the CPP Regulations, the shares of restricted stock may not be transferred by Mr. Rownd until such time as their transfer is permitted by the CPP Regulations.
The form of restricted stock award agreement pursuant to which the restricted shares were awarded is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.

10.1	Form of TARP CPP Executive Officer Restricted Stock Award Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANKSHARES, INC.
Date: April 2, 2010	By:	/s/ James E. Adams
James E. Adams
Executive Vice President and Chief Financial Officer (Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.1	Form of TARP CPP Executive Officer Restricted Stock Award Agreement.